UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street, Burlington, North Carolina	27215
(Address of principal executive offices)	(Zip Code)

336-229-1127

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	LH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 5, 2019, Laboratory Corporation of America® Holdings (“LabCorp”) announced that David P. King, Chairman, President and Chief Executive Officer, notified the Board of Directors (the “Board”) on June 4, 2019, that he will retire as President and Chief Executive Officer of LabCorp on October 31, 2019. Mr. King will continue to serve on the Board and remain an employee of LabCorp as Executive Chairman until no later than December 31, 2020, and as a Senior Advisor to the LabCorp Chief Executive Officer through at least December 31, 2020.

On June 4, 2019, the Board appointed Adam H. Schechter to succeed Mr. King as President and Chief Executive Officer effective November 1, 2019 (the “Effective Date”). Mr. Schechter has served as a member of LabCorp’s Board since April 1, 2013, and as LabCorp’s Lead Independent Director since January 2, 2019. While Mr. Schechter will continue to serve on the Board, effective June 4, 2019, he ceased to serve as the Lead Independent Director and as a member of the Compensation and Quality and Compliance Committees of the Board. The Board expects to choose one of its members to be the Lead Independent Director at a later date.

Biographical Information Regarding Mr. Schechter

Mr. Schechter, 55, has served as special advisor to the Chief Executive Officer of Merck & Co., Inc. (“Merck”) since January 2019. Prior to that role, Mr. Schechter was an Executive Vice President of Merck and President of Merck’s Global Human Health division, which includes the company’s global pharmaceuticals and vaccines business, from 2010 to 2018. He was also a member of Merck’s executive committee and pharmaceutical and vaccines operating committee. Prior to becoming President, Global Human Health, Mr. Schechter served as President of the global pharmaceutical business from 2007 to 2010. Mr. Schechter is Chairman of the Board for Water.org.

Employment Agreement with Mr. Schechter

In connection with Mr. Schechter’s appointment, LabCorp entered into an employment agreement (the “Employment Agreement”) with Mr. Schechter. The term of employment under the Employment Agreement commences November 1, 2019, and continues until November 1, 2022. The Employment Agreement will automatically renew on each annual anniversary thereafter unless terminated in writing at least 180 days prior to the applicable renewal date.

Mr. Schechter’s annual base salary under the Employment Agreement will be $1,250,000. Future base salary increases will be reviewed at least annually by the Compensation Committee of the Board. On the Effective Date, Mr. Schechter will receive a grant of time-vesting stock options with an aggregate grant-date fair value of $1,000,000, restricted stock units with an aggregate grant date fair value of $1,000,000, and premium priced stock options with an exercise price equivalent to 115% of the fair market value of a share of LabCorp Common Stock on the Effective Date and with an aggregate grant-date fair value of $2,000,000 (the “Sign-On Equity Grants”). The Sign-On Equity Grants will vest in equal installments on each of the first through third anniversaries of the Effective Date. In the event of a termination of Mr. Schechter’s employment by LabCorp without Cause, by Mr. Schechter for Good Reason or due to death or Disability (each as defined in the Employment Agreement), the Sign-On Equity Grants will accelerate in full on the termination date. Mr. Schechter will also be eligible to receive an annual bonus pursuant to LabCorp’s Management Incentive Bonus Plan with an annual target of 150% of his base salary, with achievement to be based on specific performance objectives determined by the Compensation Committee of the Board. For 2019, Mr. Schechter will be eligible for a pro-rated bonus, based on the number of days of employment in 2019. During 2020, on the date that annual equity grants are awarded to other LabCorp executives, Mr. Schechter will receive equity awards having a grant date fair value of not less than $9,400,000, and with the terms and conditions that apply to other LabCorp executives. The equity and non-equity incentives for Mr. Schechter will be subject to LabCorp’s incentive compensation recoupment policy, and Mr. Schechter will be subject to stock ownership guidelines under LabCorp’s executive stock ownership program, each of which are described in LabCorp’s proxy statement for its 2019 Annual Meeting of Shareholders.

Mr. Schechter will be entitled to participate in all employee benefit plans, practices, and programs that are generally made available to senior executives of LabCorp. Mr. Schechter will also be entitled to certain security, financial planning, and wellness perquisites, including use of a private aircraft for nonbusiness purposes in an amount not exceeding $150,000 per calendar year, as well as other fringe benefits and perquisites available to LabCorp executives generally. In addition, Mr. Schechter will receive reimbursement for commuting costs of up to $350,000 annually during the first three years of Mr. Schechter’s employment.

In the event that Mr. Schechter’s employment is terminated by LabCorp without Cause or by Mr. Schechter with Good Reason (each as defined in the Employment Agreement), Mr. Schechter will be entitled to (i) any accrued and unused vacation through the date of termination, (ii) certain accrued benefits including all deferred and unpaid compensation and any unpaid amounts or benefits under applicable LabCorp benefit plans, (iii) any earned but unpaid annual incentive bonus for a previous completed performance period, and (iv) severance benefits, subject to the execution of a severance agreement, that include (a) an amount equal to the product of two (or three if the termination occurs within 36 months following a Change in Control), multiplied by the sum of (1) Mr. Schechter’s base salary plus (2) the dollar amount of his last three incentive bonuses divided by three, 50% of which shall be paid within 30 days following the execution of a severance agreement and 50% paid within 30 days of the one-year anniversary of the execution of a severance agreement, (b) reimbursement for COBRA continuation coverage for up to 18 months following the termination date, (c) the earned annual incentive bonus for the year in which termination occurs, prorated by the number of days employed, and (d) vesting of any unvested portion of the Sign-On Equity Awards.

Mr. Schechter will be subject to indefinite confidentiality and non-disparagement restrictions and 12-month post-termination non-competition and non-solicitation covenants.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Term Sheet with Mr. King

In connection with Mr. King’s retirement and to receive the benefit of his continued services after he retires as President and Chief Executive Officer, on June 4, 2019, LabCorp and Mr. King entered into a term sheet outlining the principal terms of and conditions of the transition, which is expected to be replaced and superseded by a formal transition agreement (the “Term Sheet”). Pursuant to the terms of the Term Sheet, Mr. King will: (i) retire from the positions of President and Chief Executive Officer effective no later than October 31, 2019; (ii) continue to serve on the Board as Executive Chairman from November 1, 2019 until a date mutually agreed with the Board and no later than December 31, 2020; and (iii) thereafter serve as Senior Advisor to the LabCorp Chief Executive Officer until at least December 31, 2020.

Pursuant to the terms of the Term Sheet, Mr. King’s current annual base salary of $1,200,000, subject to any ordinary course increases by the Compensation Committee, will continue until December 31, 2019, after which he will be entitled to a base salary of $1,000,000 per year for the period beginning January 1, 2020 during which he serves as Executive Chairman or Senior Advisor. Mr. King will continue to be eligible to receive an annual bonus pursuant to LabCorp’s Management Incentive Bonus Plan for fiscal year 2019 with an annual target of 150% of his 2019 base salary, with achievement to be based on specific performance objectives determined by the Compensation Committee of the Board. For fiscal year 2020, Mr. King will not be eligible to receive an annual bonus pursuant to LabCorp’s Management Incentive Bonus Plan.

In accordance with the terms of the Term Sheet, all of Mr. King’s equity awards outstanding as of June 4, 2019, will be subject to LabCorp’s Senior Executive Transition Policy and will continue to be eligible for vesting, exercisable, payable or eligible for the termination of restrictions, as applicable, on the same terms and conditions as if Mr. King were to remain employed by the Company during the original exercise or vesting period, subject to modifications if necessary to comply with applicable law. On January 1, 2020, Mr. King will be eligible to receive a grant of restricted stock units with an aggregate grant date fair value of $6,500,000 and a one-year vesting period, which shall similarly be subject to LabCorp’s Senior Executive Transition Policy.

Mr. King will continue to receive the perquisites he currently receives and will remain eligible to participate generally in the employee benefit plans in which he currently participates through the period he serves as Senior Advisor. Mr. King will be subject to indefinite confidentiality and non-disparagement restrictions, two-year post-termination non-competition and non-solicitation covenants, and three-year standstill covenants under the Term Sheet.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the executive transition is attached to this Current Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement, dated June 4, 2019, by and between Laboratory Corporation of America Holdings and Adam H. Schechter.

99.1	Press Release, dated June 5, 2019, issued by Laboratory Corporation of America Holdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS Registrant
Date: June 5, 2019
	By:	/s/ Sandra van der Vaart
Sandra van der Vaart
Senior Vice President, Global General Counsel and Secretary

5